                                                                Exhibit 99(d)(5)

  ORD
  BECKLEY SINGLETON, CHTD.
  IKE LAWRENCE EPSTEIN
  Nevada Bar No. 4594
  530 Las Vegas Blvd. South
  Las Vegas, NV  89101
  Telephone:  702/385-3373
  702/385-9447 (fax)

  MILBERG WEISS BERSHAD
    HYNES & LERACH LLP
  WILLIAM S. LERACH
  JOY ANN BULL
  DARREN J. ROBBINS
  401 B Street, Suite 1700
  San Diego, CA  92101
  Telephone:  619/231-1058
  619/231-7423 (fax)

  Attorneys for Plaintiff

                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA

__________________________________________
PENNSYLVANIA AVENUE PARTNERS,             )
LLC, On Behalf of Itself and All Others   )
Similarly Situated,                       ) Case No. A455306
                                          ) Dept No. I
                        Plaintiff,        )
                                          ) CLASS ACTION
       vs.                                )
                                          ) ORDER AWARDING
KING POWER INTERNATIONAL GROUP            ) REPRESENTATIVE PLAINTIFFS'
CO., LTD., et al.,                        ) COUNSEL'S ATTORNEYS' FEES,
                                          ) EXPENSES, AND THE COSTS OF
                        Defendants.       ) CLAIMS ADMINISTRATION
                                          )
                                            Hearing Date: September 15, 2003
                                            Hearing Time: 9:00 a.m.

               THIS MATTER having come before the Court on September 15, 2003, on the application of counsel for the Representative Plaintiffs for an award from which attorneys' fees and expenses incurred in the Litigation, and the costs of claims administration will be paid; the Court, having considered all papers filed and proceedings conducted herein, having found the settlement of this Litigation to be fair, reasonable and adequate and otherwise being fully informed in the premises and good cause appearing therefor;

               IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

               1. All of the capitalized terms used herein shall have the same meanings as set forth in the Stipulation of Settlement dated as of May 16, 2003 (the "Stipulation").

               2. This Court has jurisdiction over the subject matter of this application and all matters relating thereto, including all Members of the Class who have not timely and validly requested exclusion.

               3. The Court hereby awards Representative Plaintiffs' Counsel a total of thirty-five percent (35%) of the Settlement Fund for payment of all attorneys' fees, out-of-pocket expenses and the costs of claims administration. The Court finds that the amount of fees to be paid is fair and reasonable under the "percentage-of-recovery" method.

               4. The awarded attorneys' fees and expenses shall be paid to Representative Plaintiffs' Counsel from the Settlement Fund immediately after the date this Order is executed subject to the terms, conditions and obligations of the Stipulation and in particular paragraph 6.2 thereof, which terms, conditions and obligations are incorporated herein.

               IT IS SO ORDERED.

DATED:                                /s/ Gene T. Porter
      ---------------                 -----------------------------
                                          THE HONORABLE GENE T. PORTER
                                          DISTRICT COURT JUDGE
Submitted by:

BECKLEY SINGLETON, CHTD.
IKE LAWRENCE EPSTEIN
Nevada Bar No. 4594

    /s/ Ike Lawrence Epstein
---------------------------------
   IKE LAWRENCE EPSTEIN

530 Las Vegas Blvd. South
Las Vegas, NV  89101
Telephone:  702/385-3373
702/385-9447 (fax)

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
JOY ANN BULL
DARREN J. ROBBINS


   /s/ Joy Ann Bull
------------------------------
      JOY ANN BULL

401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

Attorneys for Plaintiffs

                                      -2-